EXHIBIT 2.1

     THE SECURITIES WHICH ARE THE SUBJECT OF THIS STOCK PURCHASE AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                     STOCK PURCHASE AGREEMENT



     In consideration of the mutual covenants and promises herein contained, APRIL CLISSOLD, RONALD MOULTON, LANE CLISSOLD, STEVE MOULTON, ACCESS PROPERTIES, WASATCH CONSULTING GROUP, TODD WHEELER, and DIANE NELSON (collectively the "Sellers") and BLUESTONE, INC., AMBER BLUM, RON HARTLEY, RICK BLUM and WILF BLUM, (collectively the "Purchasers") hereby enter into this Stock Purchase Agreement ("Agreement") on this 26th day of February, 2001, in accordance with the terms and conditions set forth herein.

     1. Purchase of Securities. Purchasers hereby agree to purchase from Sellers, and Sellers hereby agree to sell to Purchasers, certain shares of common stock of Quazon Corp., a Nevada corporation ("Quazon"), according to the terms and conditions described below:

          (a) Phase One. In Phase One, April Clissold shall sell 100,000 shares and Ronald Moulton shall sell 50,000 shares, and Bluestone, Inc. shall purchase 150,000 shares of Quazon Corp. common stock at the per share price of $0.6667 per share, for a total purchase price of $100,000. The purchase price shall be paid in cash and/or through the sale of shares of common stock of Commercial Concepts, Inc. Bluestone, Inc. has already delivered to April Clissold and Ronald Moulton a total of 300,000 shares of Commercial Concepts, Inc. common stock to be sold by April Clissold and Ronald Moulton during the 30 days following the date of this Agreement. In the event that the total net proceeds to April Clissold and Ronald Moulton from the sale of the Commercial Concepts, Inc. common stock previously delivered does not equal at least $100,000, then Bluestone, Inc. shall pay the remaining balance of the $100,000 purchase price to April Clissold and Ronald Moulton on or before the 15th day of March, 2001.

          In the event that the total purchase price paid to April Clissold and Ronald Moulton on or before March 15, 2001 is less than $100,000, then the number of shares of Quazon Corp. common stock purchased by Bluestone, Inc. in Phase One shall be reduced on a pro rata basis, and the Sellers shall be released from any obligation to sell any additional shares pursuant to this Agreement, and the Purchasers shall be released from any obligation to purchase any additional shares pursuant to this Agreement.

          In the event that the net proceeds from the sale of the Commercial Concepts, Inc. common stock will exceed $100,000, then April Clissold and Ronald Moulton may either: (i) return all net proceeds in excess of $100,000 and all unsold shares of Commercial Concepts, Inc. common stock to Bluestone, Inc.; or
     (ii) Ronald Moulton may sell the remaining shares of Commercial Concepts, Inc. common stock delivered, and apply all of the excess proceeds toward the purchase of additional shares from him in Phase Two.

          Stock certificates representing the 150,000 shares of Quazon Corp. common stock being sold by April Clissold and Ronald
     Moulton in Phase One shall be delivered to Bluestone, Inc.
     properly endorsed with Medallion signature guarantees immediately upon the execution of this Agreement. The shares shall be unrestricted, and the stock certificates shall bear no restricted legend.

          (b) Phase Two. At any time following the completion of the Phase One stock purchases/sales, but not later than March 30, 2001, Lane Clissold shall sell 75,000 shares and Ronald Moulton shall sell 50,000 shares, and Ron Hartley shall purchase 70,000 shares and Rick Blum shall purchase 55,000 shares of Quazon Corp. common stock; all at the per share price of $0.80, for a total purchase price of $100,000. Stock certificates representing all 125,000 shares properly endorsed with Medallion signature guarantees shall be deposited by Lane Clissold and Ronald Moulton with Robert N. Wilkinson, Esq., as escrow agent, pursuant to the terms of an escrow agreement, immediately upon executing this Agreement. The shares shall be unrestricted, and the stock certificates shall bear no restricted legend.

          Lane Clissold and Ronald Moulton shall have no obligation to sell, and Ron Hartley and Rick Blum shall have no obligation to purchase, any of the 125,000 shares described above in Phase
     Two unless and until the Phase One stock purchases/sales are completed in their entirety on or before the 15th day of March,

     2001. In the event that the Phase One stock purchases/sales are timely completed, then the parties shall proceed with the stock purchases/sales described in Phase Two.

          None of the shares to be purchased/sold in Phase Two shall be considered to be purchased/sold until full payment of the $100,000 Phase Two purchase price has been made to Lane Clissold and Ronald Moulton. Immediately upon payment of the full $100,000 Phase Two purchase price, the stock certificates representing the 125,000 shares shall be delivered by the escrow agent to Ron Hartley (70,000 shares) and Rick Blum (55,000 shares).

          In the event that the full $100,000 Phase Two purchase price is not paid to Lane Clissold and Ronald Moulton on or before March 30, 2001, then Lane Clissold and Ronald Moulton shall be released from any obligation to sell any of the 125,000 shares and Ron Hartley and Rick Blum shall be released from any obligation to purchase any of the 125,000 shares, and the stock certificates representing the 125,000 shares to be sold in this Phase Two shall be returned by the escrow agent to Lane
     Clissold and Ronald Moulton. Should this occur, Lane Clissold and Ronald Moulton shall return to Ron Hartley and Rick Blum any partial payment received by them toward the purchase of the 125,000 shares described in Phase Two.

          (c) Phase Three. At any time following the completion of the Phase One and Phase Two stock purchases/sales, but not later than April 16, 2001, Lane Clissold shall sell 75,000 shares and Ronald Moulton shall sell 36,111 shares, and Amber Blum shall purchase 75,000 shares and Wilf Blum shall purchase 36,111 shares of Quazon Corp. common stock; all at the per share price of $0.90, for a total purchase price of $100,000. Stock certificates representing all 111,111 shares properly endorsed with Medallion signature guarantees shall be deposited by Lane Clissold and Ronald Moulton with Robert N. Wilkinson, Esq., as escrow agent, pursuant to the terms of an escrow agreement, immediately upon executing this Agreement. The shares shall be unrestricted, and the stock certificates shall bear no restricted legend.

          Lane Clissold and Ronald Moulton shall have no obligation to sell, and Amber Blum and Wilf Blum shall have no obligation to purchase, any of the 111,111 shares described above in this Phase Three unless and until all of the Phase One and Phase Two stock purchases/sales have been completed in their entirety on or before March 30, 2001. In the event that the Phase One and

     Phase Two stock purchases/sales are timely completed, then the parties shall proceed with the stock purchases/sales described in Phase Three.

          None of the shares to be purchased/sold in Phase Three shall be considered to be purchased/sold until full payment of the $100,000 Phase Three purchase price has been made to Lane Clissold and Ronald Moulton. Immediately upon payment of the full $100,000 Phase Three purchase price, the stock certificates representing the 111,111 shares shall be delivered to Amber Blum (75,000 shares) and Wilf Blum (36,111 shares).

          In the event that the full $100,000 Phase Three purchase price is not paid to Lane Clissold and Ronald Moulton on or before April 16, 2001, then Lane Clissold and Ronald Moulton shall be released from any obligation to sell any of the 111,111 shares and Amber Blum and Wilf Blum shall be released from any obligation to purchase any of the 111,111 shares, and the stock certificates representing the 111,111 shares to be sold in this Phase Three shall be returned by the escrow agent to Lane Clissold and Ronald Moulton. Should this occur, Lane Clissold and Ronald Moulton shall return to Amber Blum and Wilf Blum any partial payment received by them toward the purchase of the 111,111 shares described in Phase Three.

          (d) Phase Four. In the event that all of the Phase One, Phase Two and Phase Three stock purchases/sales are completed in a timely manner, then: (i) Steve Moulton, Access Properties and Wasatch Consulting Group shall grant to Bluestone, Inc., an option to purchase a total of 2,519,527 shares of Quazon Corp. common stock for the total exercise price of $40,000 or approximately $0.015876 per share; (ii) Todd Wheeler shall grant to Ron Hartley an option to purchase 2,258,820 shares of Quazon Corp. common stock for a total exercise price of $5,000 or approximately $0.002214 per share; and (iii) Diane Nelson shall grant to Amber Blum an option to purchase 500,000 shares of Quazon Corp. common stock at the option exercise price of $5,000 or approximately $.01 per share. The options shall be in the forms attached hereto as Exhibits A, B and C respectively, and shall be subject to all of the terms and conditions of said option agreements. The option granted by Diane Nelson shall not become exercisable unless the average bid price for a share of Quazon common stock is maintained at $0.60 per share or greater from June 1, 2001 through September 30, 2001.

          Stock certificates representing the 2,519,529 shares of Quazon Corp. common stock to be sold by Steve Moulton, Access Properties and Wasatch Consulting Group pursuant to the exercise of options granted in Phase Four shall be delivered to the escrow agent properly enclosed with Medallion signature guarantees immediately upon the execution of this Agreement. The shares presently bear a restricted legend, but have been held for by the registered owners for a period of time in excess of two years. If prior to the exercise of the options granted by Steve Moulton, Access Properties and Wasatch Consulting Group, the restricted legend may be removed pursuant to Rule 144(k), then Steve Moulton agrees that he will do so. Otherwise, the shares will continue to bear a restricted legend.

          Stock certificates representing the 2,258,820 shares of Quazon Corp. common stock to be sold by Todd Wheeler pursuant to the exercise of the option granted by Todd Wheeler in Phase Four shall be delivered to the escrow agent properly enclosed with Medallion signature guarantees immediately upon the execution of this Agreement. The shares are restricted, and the stock certificates shall bear a restricted legend.

          Stock certificates representing the 500,000 shares of Quazon Corp. common stock to be sold by Diane Nelson pursuant to the exercise of options granted in Phase Four shall be delivered to the escrow agent properly enclosed with Medallion signature guarantees immediately upon the execution of this Agreement.
     The shares presently bear a restricted legend, but have been held by the registered owner for a period of time in excess of two years. If prior to the exercise of the option granted by Diane Nelson, the restricted legend may be removed pursuant to Rule 144(k), then Diane Nelson agrees that she shall do so. Otherwise, the shares shall continue to bear a restricted legend.

          (e) Relationship Between Phases. The obligations of the parties to complete each successive phase is dependent upon the timely completion of all prior phases. However, once a phase has been completed, it shall not become void or voidable if any of the Purchasers fail to complete their obligations in subsequent phases. For example, if the Phase One and Phase Two stock purchases/sales are completed timely, but the Purchasers specified in Phase Three fail to complete the Phase Three stock purchases/sales on a timely basis, then: (i) the Phase One and Phase Two stock purchases/sales shall be considered completed, and shall not be void or voidable; (ii) the Purchasers and Sellers specified in Phase Three and Phase Four shall be released from their respective obligations under Phase Three and Phase Four; (iii) any partial consideration paid toward the Phase Three stock purchases/sales shall be returned to the Purchasers who paid the consideration; and (iv) all stock certificates held in escrow for the Phase Three and Phase Four stock purchases/sales shall be returned to the registered owners.

          As long as the Purchasers complete each successive phase timely, the Sellers shall be obligated to complete the remaining phases specified in this Section 1 of the Agreement, subject to the Purchaser's timely completion of their obligations under the remaining phases.

     2. Representations, Warranties and Covenants of Purchasers. Purchasers hereby represent, warrant and covenant to Sellers the following:

          (a) Purchasers have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of this investment.

          (b) Any restricted or control shares purchased in Phase Four are being acquired solely for Purchasers' own accounts, for investment only, and are not being purchased with a view to the resale, distribution, subdivision or fractionalization thereof.

          (c) Purchasers understand that any restricted or control shares purchased in Phase Four have not been registered under the U.S. Securities Act of 1933, as amended, (the "Act"), or any state securities laws, in reliance upon exemptions from securities registration for certain private transactions. Purchasers understand and agree that none of such shares may be resold or otherwise disposed of by Purchasers unless the shares are subsequently registered under the Act and under appropriate state securities laws, or unless sold pursuant to applicable exemptions from registration.

          (d) Purchasers, if individuals, are 18 years of age or older, and are authorized to enter into this Agreement.

          (e) Purchasers understand that Quazon Corp. presently has no active business, and no commitments, agreements or understandings to acquire, merge with or be acquired by any other business or company. The assets and liabilities of Quazon Corp. have not changed materially from that disclosed in Quazon Corp.'s December 31, 2000 audited financial statements included in its annual report on Form 10-KSB, except for the payment of approximately $6,500.00 in legal and accounting expenses since December 31, 2000. Purchasers are familiar with Quazon Corp.'s financial condition and business plans.

          (f) Purchasers hereby agree to indemnify Sellers and Quazon Corp. and their respective officers, agents and employees and hold them harmless from and against any and all liability, damage, cost and expense incurred on account of or arising out of:

               (1) Any inaccuracy or default in the declarations, representations, warranties and covenants made by Purchasers as hereinabove set forth;

               (2)  Disposition of any of the shares by the
          Purchasers contrary to the foregoing declaration, representations and warranties made by Purchasers;

               (3) Any action, suit or proceeding based upon: (i) the claim that said declarations, representations, warranties or covenants made by Purchasers were inaccurate or misleading or otherwise cause for obtaining damages or redress from Purchasers, or (ii) the disposition of any of the shares or any portion thereof in a manner inconsistent with Purchasers' representations and warranties.

     3.   Representations, Warranties and Covenants of Sellers.
Sellers hereby represent, warrant and covenant to Purchasers the following:

          (a) Sellers own all of the shares which are the subject of this Agreement, have good title thereto, and no one else has any claim of ownership to any of the shares.

          (b) Sellers, if individuals, are 18 years of age or older, and are authorized to enter into this Agreement.

          (c) The shares being acquired by Purchasers hereunder are validly issued and outstanding, fully paid and nonassessable, and are free and clear from all liens or encumbrances.

          (d) The shares being acquired by Purchasers hereunder have not been issued by Quazon Corp. in violation of any preemptive right or other rights of any person.

          (e) Sellers have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of this sale. Sellers are familiar with Quazon Corp.'s present financial condition and business plans.

          (f) If the Purchasers purchase all of the shares described in Phase One, Phase Two, Phase Three and Phase Four (including the exercise of all three options), Purchasers will purchase a total of 5,664,458 shares of Quazon Corp. common stock. There are no other shares of common stock or any other class of stock of Quazon Corp. issued and outstanding, with the exception of 1,335,542 shares of common stock which are, to the best of Sellers' knowledge, owned of record by the persons named in Quazon Corp.'s stockholder list (in the amounts indicated on said list) as of February 22, 2001, which list Purchasers now have. Quazon Corp. presently has a total of 6,250,000 shares of its common stock issued and outstanding, and an additional 750,000 shares to be issued under a Form S-8 registration statement filed by Quazon Corp. in February 2001, which will bring the total number of issued and outstanding shares to 7,000,000. All issued and outstanding shares of Quazon Corp. are legally issued, fully paid, and nonassessable.

          (g) There are no present agreements to issue any additional shares of any class of stock of Quazon Corp. (other than the 750,000 shares covered by Quazon Corp.'s presently effective Form S-8 registration statement), and none shall be entered into prior to the completion of Phase Three or Purchasers' failure to timely complete Phase One, Phase Two or Phase Three.

          (h) Steve Moulton, Todd Wheeler, and Diane Nelson are the only directors of Quazon Corp. The present officers are:
     President-Steve Moulton, Vice President-Todd Wheeler, Secretary-Diane Nelson, and Treasurer-Diane Nelson. Upon a timely completion of Phase One, Phase Two and Phase Three, Steve Moulton, Todd Wheeler, and Diane Nelson shall elect the designees of Bluestone, Inc. as new directors of Quazon Corp., then Steve Moulton, Todd Wheeler and Diane Nelson shall resign as officers and directors of Quazon Corp. There shall be no other changes in the officers and directors of Quazon Corp. at or prior to the completion of Phase Three or Purchasers' failure to timely complete Phase One, Phase Two or Phase Three.

          (i) There are no agreements, other than as described herein, to elect any officers or directors of Quazon Corp.

          (j) Quazon Corp. is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification and where failure to qualify would not have a materially adverse effect on Quazon Corp. Included in the Sellers's Schedules are complete and correct copies of the articles of incorporation and bylaws of Quazon Corp. as in effect on the date hereof (including all amendments). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Quazon Corp. articles of incorporation or bylaws.

          (k) Quazon Corp. has filed all annual, quarterly and current reports required to be filed by it on Forms 10-KSB, 10-QSB and 8-K for at least the last two years.

          (l) The present financial condition of Quazon Corp. has not changed materially from that described in Quazon Corp.'s annual report on Form 10-KSB for the year ended December 31, 2000, with the exception of Quazon Corp.'s payment of approximately $6,500.00 in legal and accounting fees incurred since December 31, 2000.

          (m) Quazon Corp. presently has no specific type of business in which it engages, and Quazon Corp. has no commitments or agreements to merge with or acquire any other business, assets, or other company or to be acquired by any other business or company.

          (n) Quazon Corp. is not a party to or subject to any employment contracts, lease agreements or any other contracts or agreements of any type or nature.

          (o) No lawsuit, threats of lawsuits or other contingent liabilities against Quazon Corp. or affecting Quazon Corp.
     exist.

          (p) Quazon Corp. has filed all state, federal, and local income tax returns required to be filed by it from inception to the date hereof, with the exception of tax returns not yet due.

          (q) The financial books and records of Quazon Corp. are complete and correct in all material respects and have been maintained in accordance with good business and accounting practices.

          (r) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute any event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Quazon Corp. is a party or to which any of its properties or operations are subject.

          (s) Quazon Corp. holds all licenses, franchises, permits, and other governmental authorizations which are legally required to enable Quazon Corp. to conduct its business in all material respects as conducted on the date hereof.

          (t) Quazon Corp. has complied with all applicable U.S. and foreign statutes and regulations of any federal, state, provincial, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Quazon Corp. or except to the extent that noncompliance would not result in any material liability for Quazon Corp.

          (u) Sellers hereby agree to indemnify Purchasers and Quazon Corp. and their respective officers, agents and employees and hold them harmless from and against any and all liability, damage, cost and expense incurred on account of or arising out of:

               (1) Any material inaccuracy or material default in the declarations, representations, warranties and covenants set forth in this Agreement;

               (2) Any action, suit or proceeding based upon the claim that said declarations, representations, warranties or covenants were materially inaccurate or materially misleading or otherwise cause for obtaining damages or redress from Quazon Corp. or Sellers.

     4. Conditions Precedent to Obligations of Purchasers. The obligations of Purchasers under this Agreement are subject to the satisfaction, at or before the closing of each phase identified in Section 1, of the following conditions:

          (a) Accuracy of Representations. The representations and warranties made by Sellers in this Agreement were true when made and shall be true at the closing of each phase identified in Section 1, with the same force and effect as if such representations and warranties were made at and as of the closing of each phase identified in Section 1, (except for changes therein permitted by this Agreement), and Sellers shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Sellers prior to or at the closing of each phase identified in
     Section 1. Any adverse changes in the financial condition of Quazon Corp. since the date of this Agreement, shall not be material.

          (b) No Material Adverse Change. Prior to the closing date of each phase identified in Section 1, there shall not have occurred any material adverse change in the financial condition, business, or operations of Quazon Corp. nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Quazon Corp.

          (c) Election. Steve Moulton, Todd Wheeler and Diane Nelson, as the only present directors of Quazon Corp., shall elect the designees of Bluestone, Inc. as the new directors of Quazon Corp. effective as of the closing of Phase Three.

          (d) Resignations. Steve Moulton, Todd Wheeler and Diane Nelson, as the only present directors of Quazon Corp., shall have tendered their resignations as officers and directors of Quazon Corp., after the election of the designees of Bluestone, Inc. as directors of Quazon Corp., which resignations shall be effective as of the closing of Phase Three.

          (e) Other Items. Sellers shall have taken or performed any and all actions to be taken by pursuant to this Agreement, and Purchasers shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Purchasers may reasonably request.

     5. Conditions Precedent to Obligations of Sellers. The obligations of Sellers under this Agreement are subject to the satisfaction, at or before the closing of each phase identified in Section 1, of the following conditions:

          (a) Accuracy of Representations. The representations and warranties made by Purchasers in this Agreement were true when made and shall be true as of the closing of each phase identified in Section 1, (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Purchasers shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Purchasers prior to or at the closing of each phase identified in Section 1.

          (b) Other Items. Purchasers shall have taken or performed any and all actions to be taken by Purchasers pursuant to the provisions of this Agreement, and Sellers shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Sellers may reasonably request.

     6. Closing. The closing of each phase identified in Section 1 shall occur at the office of Robert N. Wilkinson, Esq., 60 East South Temple, Suite 1680B, Salt Lake City, Utah 84111 on a date and at such time as the parties may mutually agree, but prior to the deadline specified in each phase identified in Section 1. At the closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, financial statements, schedules, agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

     7.   Miscellaneous.

          (a) Binding Agreement. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors, heirs, devisees, transferees and assigns.

          (b) Expenses. Purchasers shall pay all of its expenses, and all expenses of Sellers and Quazon Corp. incurred in connection with this Agreement and all related documents

     (option agreements, escrow agreement, corporate minutes and reports to be filed with the Securities and Exchange
     Commission), including, but not limited to, attorneys and accountants fees.

          (c)  Further Assurances and Additional Instruments.   Upon
     the reasonable request of Purchasers at any time and from time to time following the date of this Agreement, Sellers shall execute and deliver to Purchasers such further executed stock powers, stock certificates, letters of resignation, etc. as Purchasers or their counsel may reasonably request in order to complete the transactions described in this Agreement, or otherwise to fulfill the purpose and intent of this Agreement.

          (d) Notices. Any notice, request, instruction or other document or instrument required or permitted by this Agreement shall be in writing and shall be given to the respective parties and shall be deemed to have been given on the date when such notice, request, instruction or other document or instrument is personally delivered or 48 hours after being sent by facsimile or deposited with an overnight courier prepaid and addressed as follows:

          In the case of Purchasers to:

               Bluestone, Inc.
               136 East South Temple, Suite 1600
               Salt Lake City, Utah 84111

               Amber Blum
               8510 South State Street
               Midvale, Utah 84047

               Ron Hartley
               10720 Stonegate Circle
               Sandy, Utah 84092

               Rick Blum
               Box 5396
               High River, Alberta
               Canada T1Z1M5

               Wilf Blum
               1756 East Wasatch Boulevard
               Sandy, Utah 84092

          In the case of Sellers to:

               April Clissold
               3078 East Silver Hawk Drive
               Salt Lake City, Utah 84117

               Ronald Moulton
               4596 Russell Street
               Salt Lake City, Utah 84117

               Lane Clissold
               3078 East Silver Hawk Drive
               Salt Lake City, Utah 84117

               Steve Moulton
               4843 South Wallace Lane
               Salt Lake City, Utah 84117

               Access Properties
               4843 South Wallace Lane
               Salt Lake City, Utah 84117
               Attn: Steve Moulton

               Wasatch Consulting Group
               4848 South Highland Drive, Suite 353
               Salt Lake City, Utah 84117
               Attn: Steve Moulton

               Todd Wheeler
               511 East St. George Boulevard
               St. George, Utah 84770

               Diane Nelson
               1083 East Luetta No. B
               Salt Lake City, Utah 84125

     or to such other address as may be given by notice as provided herein.

          (e) Headings. The underlined paragraph and subparagraph headings used in this Agreement are for convenient reference only and are not intended to affect the meaning or construction of any provision of this Agreement.

          (f) Entire Agreement; Amendment. This Agreement and the related documents and instruments called for herein comprise the entire agreements of the parties and may not be amended or modified, except by written agreement of the parties. No provision of the aforementioned agreements may be waived, except in writing, and only in the specific instance and for the specific purposes for which given.

          (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when fully and properly executed, shall be deemed to be an original.

          (h) Default and Remedies; Arbitration. If any party defaults in the performance of any term, covenant, condition or obligation under this Agreement, the non-defaulting party may pursue any and all remedies available to such party, subject to such claims being arbitrated as provided herein. The rights and remedies provided herein are cumulative and not exclusive of any other right or remedy provided by law.

          (i) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohi-

     bition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforcement of any such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or enforceable in any respect.

          (j) Attorneys Fees. In the event it is necessary for any party hereto to institute a proceeding in connection with this Agreement or breach thereof, the prevailing party in such proceeding shall be entitled to reimbursement for its reasonable attorneys costs, expenses and attorneys fees incurred, including fees incurred on any appeal or review.

          (k) Gender. In construing this instrument and whenever the context hereof so requires, the masculine gender includes the feminine and neuter and the singular includes the plural.

          (l) Finder's Fee. Robert N. Wilkinson has acted as a finder in this transaction. Purchasers, jointly and severally, agree to pay the following to Robert N. Wilkinson as a finder's fee: (i) $8,300.00 upon completion of Phase One (or a pro rated portion if less than all of the shares covered by Phase One are sold); $8,300.00 upon completion of Phase Two; and $8,400.00 upon completion of Phase Three. No other person has acted as a finder in this transaction. Each party hereto, jointly and severally, agrees to indemnify and hold the other harmless against any claim or demand for commissions or other compensation by any broker, finder or similar agent (other than

     Robert N. Wilkinson) claiming to have been employed by or on behalf of that party and to bear the cost of attorneys' fees incurred by the other in defending any such claim.

          (m) Arbitration. Any dispute or claim which arises out of or which relates to this Agreement or to the interpretation or breach thereof shall be resolved by arbitration in Salt Lake City, Utah in accordance with the then effective commercial arbitration rules of the American Arbitration Association, and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

          (n) Survival of Representations and Warranties. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by either party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the execution hereof for a period of one (1) year from the date hereof regardless of any investigation and shall merge in the performance of any obligation by any party hereto.

     IN WITNESS WHEREOF, the Sellers and Purchasers have executed this Agreement on the date set forth above.

SELLERS                            PURCHASERS

                                   BLUESTONE, INC.
/S/April Clissold                  By:/s/Wilf Blum
April Clissold                        Its:President

/s/Ronald Moulton                  /s/Amber Blum
Ronald Moulton                     Amber Blum

/s/Lane Clissold                   /s/Ron Hartley
Lane Clissold                      Ron Hartley

/s/Steven Moulton                  /s/Rick Blum
Steve Moulton                      Rick Blum

ACCESS PROPERTIES
                         /S/Wilf Blum
                         ---------------------------
                         Wilf Blum

By/s/Steve Moulton
  Steve Moulton
 Its:Manager/member


WASATCH CONSULTING GROUP



By/s/Steve Moulton
  Steve Moulton
 Its: President


/s/Todd Wheeler
Todd Wheeler

/s/Diane Nelson
Diane Nelson

                            EXHIBIT A

This Option (or the shares underlying this Option) has not been registered under the Securities Act of 1933. This option may not be sold, assigned, or transferred in the absence of an effective registration statement under the Act unless done pursuant to an exemption from registration.


                         OPTION AGREEMENT

  THIS OPTION AGREEMENT is entered into on the ___ day of April, 2001 between Steve Moulton, Access Properties and Wasatch Consulting Group (hereinafter collectively referred to as "Optionor"), and the undersigned optionee or optionees (hereinafter jointly referred to as "Optionee").

                         R E C I T A L S
  WHEREAS, Optionor is the holder of approximately 2,869,527 shares of the common stock of Quazon Corp., a Nevada corporation,(hereinafter referred to as the "Company"), and

  WHEREAS, the Company is not operational, and the Optionor has not yet obtained a suitable business project for the Company, and

  WHEREAS, the Optionee desires to locate a suitable business project for the Company, and Optionor has agreed to give to Optionee an option to acquire certain shares of the Company's common stock from Optionor upon the terms and conditions set forth herein.

  NOW, THEREFORE, the parties hereto agree as follows:

  1. Grant of Option. Optionor hereby grants an option ("Option"} to Optionee to acquire all or any portion of up to Two Million Five Hundred Nineteen Thousand Five Hundred Twenty Seven (2,519,527) shares of the Company's common stock owned by Optionor (hereinafter referred to as the "Option Stock"). Steve Moulton is granting the Option with respect to 2,369,526 shares, Access Properties is granting the Option with respect to 83,334 shares, and Wasatch Consulting Group is granting the Option with respect to 66,667 shares; all of which together total the 2,519,527 shares collectively covered by the Option.

  2. Consideration. In consideration of the foregoing Option grant, Optionee does hereby pay One Hundred Dollars ($100.00), to be divided equally between the three Optionors, as payment in full for said grant of the Option. Optionor hereby acknowledges receipt of said payment as of the date of execution hereof.

  3. Condition Precedent. Optionor is granting this Option to Optionee since Optionee will use its best efforts to attempt to locate a suitable business project for the Company. However, this Option cannot be exercised unless and until, subject to the time periods set forth below, the Company has completed a business acquisition of another company, or otherwise entered into a specific type of business. In order to allow for time to elapse from the date of a business acquisition or the commencement of a specific type of business by the Company, so as to assure that the Company will remain operational for some reasonable period of time in order to allow the orderly flow of information to the public and the Company's shareholders, and in order for orderly markets to develop for the Company's common stock (however, no assurance is given that such a market will develop or be maintained), the Option cannot be exercised until at least three months after consummation of a business acquisition or the commencement of a specific type of business by the Company, and even then only if the Company is actively conducting business operations (itself or through its present or future subsidiaries) at the time of exercise.

  4. Notice of Exercise. Upon written notice, accompanied by payment in good funds to Optionor, the Option may be exercised in whole or in part and in accordance with all other terms and conditions hereof. Upon receipt of notice of exercise and payment of the purchase price in good funds, the Optionor shall, as soon as practicable, deliver the Option Stock, as duly purchased, to the Company's transfer agent for transfer and delivery to Optionee. If permitted under Rule 144 at the time of exercise, the Option Stock shall be accompanied with an appropriate cover letter from the Optionor to the transfer agent of the Company requesting transfer of the Option Stock without restrictive legend to the names designated by Optionee and requesting delivery directly to the Optionee. Payment for the cost of transfer shall be made by the Optionee.

  5. Exercise Price. Optionee agrees to pay a total exercise price of Forty Thousand and 00/00 Dollars ($40,000.00) upon exercise of all the Option Stock. Upon exercise of any portion less than all of the Option Stock, Optionee agrees to pay that percentage of the total exercise price which is equal to the percentage which the stock being exercised is of the total amount of Option Stock (or an exercise price of approximately $0.015876 per share). In the event the Option is exercised at least to the extent of one-half of the Option, the initial One Hundred and 00/100 Dollars ($100.00) option payment and any payment to extend the Option period shall be credited toward the exercise price. Therefore, assuming exercise of the entire Option, the Optionee would pay an additional amount of Thirty Nine Thousand Nine Hundred and 00/100 Dollars (U.S.$39,900.00) upon exercise of the Option not taking into consideration any credit for funds paid to extend the Option under
Section 6 hereof.

  6. Option Period. This Option must be exercised in accordance with all terms and conditions set forth herein within twelve (12) months from the date hereof or the Option shall expire without further notice. However, should the Company complete a business acquisition or otherwise commence a specific type of business at any time within the last three months of this option period, then this Option shall be automatically extended for three additional months upon payment in good funds of an additional One Thousand Dollars (U.S.$1,000.00) paid by Optionee to the Optionor.

  7. Representations and Warranties. Optionor hereby represents that Optionor has marketable title to the Option
Stock (each Optionor has marketable title to the Option Stock which is the subject of his or its Option) and that said stock is duly and validly issued, fully paid and nonassessable. Optionor hereby represents that said shares have been fully paid for and beneficially owned by the Optionor for a period of time exceeding the last two (2) full years.

  8. Ownership Rights. During the term hereof, Optionor remains at all times as the legal owner of the Option Stock. Optionor maintains all rights of ownership with respect to the Option Stock including voting rights, dividend and liquidation rights and any and all other rights inherent in the ownership of the Option Stock, subject only to the terms hereof.

  9. Assiqnability. Optionor is relying on the efforts of Optionee to obtain an acquisition of another business for the Company or the commencement of a specific type of business by the Company. However, in recognition of the fact that the Optionee may have to involve the efforts of others, each Optionee designated below may assign up to two-thirds of his/her option under this Agreement to other persons without the consent of Optionor by providing written notice of such assignment and the name and address of such assignee to the Optionor prior to the time of exercise. Notwithstanding the foregoing, no portion of this Option may be assigned to any person unless the person signs a written acknowledgment of all of the terms and conditions hereof, including those contained in Paragraph 9. Said assignments shall only be made to an aggregate number of three persons or less, all of whom must be sophisticated investors.

  10. Nonpublic Nature of Transaction. The grant of this option did not involve any public solicitation or advertisement and was privately negotiated on an arms-length basis. The Optionee is a sophisticated investor with substantial experience in the securities industry. The Option is acquired for investment purposes for the Optionee's own account and not for public distribution. The Option will not be assigned or distributed except by registration under the Securities Act of 1933 (the "Act") or an exemption therefrom. The Optionee understands that the grant of the Option is not a registered transaction and the Option is "Restricted Security."

  11. Leak Out Provision. Upon the granting of this Option at the successful conclusion of Phase Three of the related Stock Purchase Agreement, Optionor will own approximately 350,000 shares of Quazon Corp. common stock, in addition to the 2,519,527 shares covered by this Option. Following the granting of this Option, Optionor agrees that he will not sell into the pubic market, more than 10,000 shares of Quazon Corp. common stock per week (from Optionor's remaining 350,000 shares) during the four month time period commencing June 1, 2001 and ending September 30, 2001. Optionor further agrees that in the event Optionor intends to sell more than 1,500 shares in any one day, that Optionor shall give Optionee at least 48 hours' advance notice of the proposed sale. If Phase Three of the Stock Purchase Agreement is not successfully completed, then this option shall not be granted and this leak out provision shall not apply.

  12. Disclosure Obligations. Optionee must take all steps reasonably required to assure that the shareholders of the Company, the public and the financial community is informed with regard to the existence of this Option and the relevant terms hereof.

  13.  Notices.   Any notices required or permitted to be given hereunder
shall be sufficient if mailed, postage prepaid, to the respective parties at the addresses set forth below.

  14. Construction. This agreement shall be construed and interpreted in accordance with the laws of the State of Utah.

  15. Default. In event of any default hereunder, the non-defaulting party shall be entitled to reimbursement of all costs including reasonable attorneys fees, incurred in enforcing this agreement, whether with or without suit.

  16. Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

  17. Counterparts. This agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

  18. Binding Effect. This agreement shall be binding upon and inure to the benefit of the respective parties and their heirs, successors and assigns.


  IN WITNESS WHEREOF, the parties have executed this agreement to be effective as of the day and year first above written.

                           Names and Addresses of Optionor:

                           Steve Moulton
                           4843 South Wallace Lane
                           Salt Lake City, Utah 84117


                           __________________________________
                           Signature

                           Access Properties
                           4843 South Wallace Lane
                           Salt Lake City, Utah 84117


                           By:
                             Its:____________________________

                           Wasatch Consulting Group
                           4848 South Highland Drive
                           Salt Lake City, Utah 84117


                           By:
                            Its:_____________________________

                           Name and Address of Optionee:

                           Bluestone, Inc.
                           136 E. South Temple, Suite 1600
                           Salt Lake City, Utah 84111


                           By:_______________________________
                             Its:____________________________

                            EXHIBIT B

This Option (or the shares underlying this Option) has not been registered under the Securities Act of 1933. This option may not be sold, assigned, or transferred in the absence of an effective registration statement under the Act unless done pursuant to an exemption from registration.

                         OPTION AGREEMENT
  THIS OPTION AGREEMENT is entered into on the ___ day of April, 2001 between Todd Wheeler (hereinafter referred to as "Optionor"), and the undersigned optionee or optionees (hereinafter jointly referred to as "Optionee").

                         R E C I T A L S
  WHEREAS, Optionor is the holder of approximately 2,260,486 shares of the common stock of Quazon Corp., a Nevada corporation,(hereinafter referred to as the "Company"), and

  WHEREAS, the Company is not operational, and the Optionor has not yet obtained a suitable business project for the Company, and

  WHEREAS, the Optionee desires to locate a suitable business project for the Company, and Optionor has agreed to give to Optionee an option to acquire certain shares of the Company's common stock from Optionor upon the terms and conditions set forth herein.

  NOW, THEREFORE, the parties hereto agree as follows:

  1. Grant of Option. Optionor hereby grants an option ("Option"} to Optionee to acquire all or any portion of up to Two Million Two Hundred Fifty Eight Thousand Eight Hundred Twenty Seven (2,258,820) shares of the Company's common stock owned by Optionor (hereinafter referred to as the "Option Stock").

  2. Consideration. In consideration of the foregoing Option grant, Optionee does hereby pay One Hundred Dollars ($100.00) as payment in full for said grant of the Option. Optionor hereby acknowledges receipt of said payment as of the date of execution hereof.

  3. Condition Precedent. Optionor is granting this Option to Optionee since Optionee will use its best efforts to attempt to locate a suitable business project for the Company. However, this Option cannot be exercised unless and until, subject to the time periods set forth below, the Company has completed a business acquisition of another company, or otherwise entered into a specific type of business. In order to allow for time to elapse from the date of a business acquisition or the commencement of a specific type of business by the Company, so as to assure that the Company will remain operational for some reasonable period of time in order to allow the orderly flow of information to the public and the Company's shareholders, and in order for orderly markets to develop for the Company's common stock (however, no assurance is given that such a market will develop or be maintained), the Option cannot be exercised until at least three months after consummation of a business acquisition or the commencement of a specific type of business by the Company, and even then only if the Company is actively conducting business operations (itself or through its present or future subsidiaries) at the time of exercise.

  4. Notice of Exercise. Upon written notice, accompanied by payment in good funds to Optionor, the Option may be exercised in whole or in part and in accordance with all other terms and conditions hereof. Upon receipt of notice of exercise and payment of the purchase price in good funds, the Optionor shall, as soon as practicable, deliver the Option Stock, as duly purchased, to the Company's transfer agent for transfer and delivery to Optionee. If permitted under Rule 144 at the time of exercise, the Option Stock shall be accompanied with an appropriate cover letter from the Optionor to the transfer agent of the Company requesting transfer of the Option Stock without restrictive legend to the names designated by Optionee and requesting delivery directly to the Optionee. Payment for the cost of transfer shall be made by the Optionee. HOWEVER, SINCE THE OPTION STOCK HAS BEEN OWNED BY OPTIONOR FOR LESS THAN THREE MONTHS, AND SINCE THE TERM OF THE OPTION WILL EXPIRE BEFORE THE OPTIONOR HAS OWNED THE OPTION STOCK FOR LESS THAN TWO YEARS, RULE 144(K) WILL NOT APPLY TO THE OPTION STOCK, AND THE OPTION STOCK WILL BE TRANSFERRED UPON EXERCISE WITH A RESTRICTED LEGEND.

  5. Exercise Price. Optionee agrees to pay a total exercise price of Five Thousand and 00/00 Dollars ($5,000.00) upon exercise of all the Option Stock. Upon exercise of any portion less than all of the Option Stock, Optionee agrees to pay that percentage of the total exercise price which is equal to the percentage which the stock being exercised is of the total amount of Option Stock (or an exercise price of approximately $0.002214 per share). In the event the Option is exercised at least to the extent of one-half of the Option, the initial One Hundred and 00/100 Dollars ($100.00) option payment and any payment to extend the Option period shall be credited toward the exercise price. Therefore, assuming exercise of the entire Option, the Optionee would pay an additional amount of Four Thousand Nine Hundred and 00/100 Dollars (U.S.$4,900.00) upon exercise of the Option not taking into consideration any credit for funds paid to extend the Option under Section 6 hereof.

  6. Option Period. This Option must be exercised in accordance with all terms and conditions set forth herein within twelve (12) months from the date hereof or the Option shall expire without further notice. However, should the Company complete a business acquisition or otherwise commence a specific type of business at any time within the last three months of this option period, then this Option shall be automatically extended for three additional months upon payment in good funds of an additional One Thousand Dollars (U.S.$1,000.00) paid by Optionee to the Optionor.

  7. Representations and Warranties. Optionor hereby represents that Optionor has marketable title to the Option Stock and that said stock is duly and validly issued, fully paid and nonassessable. Optionor hereby represents that said shares have been fully paid for and beneficially owned by the Optionor for a period of time of less than three months, and at this time is fully subject to all of the resale restrictions of Rule 144.

  8. Ownership Rights. During the term hereof, Optionor remains at all times as the legal owner of the Option Stock. Optionor maintains all rights of ownership with respect to the Option Stock including voting rights, dividend and liquidation rights and any and all other rights inherent in the ownership of the Option Stock, subject only to the terms hereof.

  9. Assiqnability. Optionor is relying on the efforts of Optionee to obtain an acquisition of another business for the Company or the commencement of a specific type of business by the Company. However, in recognition of the fact that the Optionee may have to involve the efforts of others, each Optionee designated below may assign up to two-thirds of his/her option under this Agreement to other persons without the consent of Optionor by providing written notice of such assignment and the name and address of such assignee to the Optionor prior to the time of exercise. Notwithstanding the foregoing, no portion of this Option may be assigned to any person unless the person signs a written acknowledgment of all of the terms and conditions hereof, including those contained in Paragraph 9. Said assignments shall only be made to an aggregate number of three persons or less, all of whom must be sophisticated investors.

  10. Nonpublic Nature of Transaction. The grant of this option did not involve any public solicitation or advertisement and was privately negotiated on an arms-length basis. The Optionee is a sophisticated investor with substantial experience in the securities industry. The Option is acquired for investment purposes for the Optionee's own account and not for public distribution. The Option will not be assigned or distributed except by registration under the Securities Act of 1933 (the "Act") or an exemption therefrom. The Optionee understands that the grant of the Option is not a registered transaction and the Option is "Restricted Security."

  11. Disclosure Obligations. Optionee must take all steps reasonably required to assure that the shareholders of the Company, the public and the financial community is informed with regard to the existence of this Option and the relevant terms hereof.

  12.  Notices.   Any notices required or permitted to be given hereunder
shall be sufficient if mailed, postage prepaid, to the respective parties at the addresses set forth below.

  13. Construction. This agreement shall be construed and interpreted in accordance with the laws of the State of Utah.

  14. Default. In event of any default hereunder, the non-defaulting party shall be entitled to reimbursement of all costs including reasonable attorneys fees, incurred in enforcing this agreement, whether with or without suit.

  15. Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

  16. Counterparts. This agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

  17. Binding Effect. This agreement shall be binding upon and inure to the benefit of the respective parties and their heirs, successors and assigns.

  IN WITNESS WHEREOF, the parties have executed this agreement to be effective as of the day and year first above written.

                           Names and Addresses of Optionor:

                           Todd Wheeler
                           511 East St. George Boulevard
                           St. George, Utah 84770


                           __________________________________
                           Signature

                           Name and Address of Optionee:

                           Ron Hartley
                           10720 Stonegate Circle
                           Sandy, Utah 84092


                           By:
                             Its:____________________________

                            EXHIBIT C

This Option (or the shares underlying this Option) has not been registered under the Securities Act of 1933. This option may not be sold, assigned, or transferred in the absence of an effective registration statement under the Act unless done pursuant to an exemption from registration.

                         OPTION AGREEMENT
  THIS OPTION AGREEMENT is entered into on the ___ day of April, 2001 between Diane Nelson (hereinafter referred to as "Optionor"), and the undersigned optionee or optionees (hereinafter jointly referred to as "Optionee").

                         R E C I T A L S
  WHEREAS, Optionor is the holder of approximately 500,000 shares of the common stock of Quazon Corp., a Nevada corporation,(hereinafter referred to as the "Company"), and

  WHEREAS, the Company is not operational, and the Optionor has not yet obtained a suitable business project for the Company, and

  WHEREAS, the Optionee desires to locate a suitable business project for the Company, and Optionor has agreed to give to Optionee an option to acquire certain shares of the Company's common stock from Optionor upon the terms and conditions set forth herein.

  NOW, THEREFORE, the parties hereto agree as follows:

  1. Grant of Option. Optionor hereby grants an option ("Option"} to Optionee to acquire all or any portion of up to Five Hundred Thousand (500,000) shares of the Company's common stock owned by Optionor (hereinafter referred to as the "Option Stock").

  2. Consideration. In consideration of the foregoing Option grant, Optionee does hereby pay One Hundred Dollars ($100.00) as payment in full for said grant of the Option. Optionor hereby acknowledges receipt of said payment as of the date of execution hereof.

  3. Condition Precedent. Optionor is granting this Option to Optionee since Optionee will use its best efforts to attempt to locate a suitable business project for the Company. However, this Option cannot be exercised unless and until, subject to the time periods set forth below, the Company has completed a business acquisition of another company, or otherwise entered into a specific type of business. In order to allow for time to elapse from the date of a business acquisition or the commencement of a specific type of business by the Company, so as to assure that the Company will remain operational for some reasonable period of time in order to allow the orderly flow of information to the public and the Company's shareholders, and in order for orderly markets to develop for the Company's common stock (however, no assurance is given that such a market will develop or be maintained), the Option cannot be exercised until at least three months after consummation of a business acquisition or the commencement of a specific type of business by the Company, and even then only if the Company is actively conducting business operations (itself or through its present or future subsidiaries) at the time of exercise.

  In addition, the Option shall only become exercisable, if the average bid price for a share of Quazon Corp. common stock is maintained at $0.60 per share or greater from June 1, 2001 through September 30, 2001. In no event shall this Option become exercisable before October 1, 2001.

  4. Notice of Exercise. Upon written notice, accompanied by payment in good funds to Optionor, the Option may be exercised in whole or in part and in accordance with all other terms and conditions hereof. Upon receipt of notice of exercise and payment of the purchase price in good funds, the Optionor shall, as soon as practicable, deliver the Option Stock, as duly purchased, to the Company's transfer agent for transfer and delivery to Optionee. If permitted under Rule 144 at the time of exercise, the Option Stock shall be accompanied with an appropriate cover letter from the Optionor to the transfer agent of the Company requesting transfer of the Option Stock without restrictive legend to the names designated by Optionee and requesting delivery directly to the Optionee. Payment for the cost of transfer shall be made by the Optionee.

  5. Exercise Price. Optionee agrees to pay a total exercise price of Five Thousand and 00/00 Dollars ($5,000.00) upon exercise of all the Option Stock. Upon exercise of any portion less than all of the Option Stock, Optionee agrees to pay that percentage of the total exercise price which is equal to the percentage which the stock being exercised is of the total amount of Option Stock (or an exercise price of approximately $0.01 per share). In the event the Option is exercised at least to the extent of one-half of the Option, the initial One Hundred and 00/100 Dollars ($100.00) option payment and any payment to extend the Option period shall be credited toward the exercise price. Therefore, assuming exercise of the entire Option, the Optionee would pay an additional amount of Four Thousand Nine Hundred and 00/100 Dollars (U.S.$4,900.00) upon exercise of the Option not taking into consideration any credit for funds paid to extend the Option under Section 6 hereof.

  6. Option Period. This Option must be exercised in accordance with all terms and conditions set forth herein within twelve (12) months from the date hereof or the Option shall expire without further notice. However, should the Company complete a business acquisition or otherwise commence a specific type of business at any time within the last three months of this option period, then this Option shall be automatically extended for three additional months upon payment in good funds of an additional One Thousand Dollars (U.S.$1,000.00) paid by Optionee to the Optionor.

  7. Representations and Warranties. Optionor hereby represents that Optionor has marketable title to the Option Stock and that said stock is duly and validly issued, fully paid and nonassessable. Optionor hereby represents that said shares have been fully paid for and beneficially owned by the Optionor for a period of time of less than three months, and at this time is fully subject to all of the resale restrictions of Rule 144.

  8. Ownership Rights. During the term hereof, Optionor remains at all times as the legal owner of the Option Stock. Optionor maintains all rights of ownership with respect to the Option Stock including voting rights, dividend and liquidation rights and any and all other rights inherent in the ownership of the Option Stock, subject only to the terms hereof.

  9. Assiqnability. Optionor is relying on the efforts of Optionee to obtain an acquisition of another business for the Company or the commencement of a specific type of business by the Company. However, in recognition of the fact that the Optionee may have to involve the efforts of others, each Optionee designated below may assign up to two-thirds of his/her option under this Agreement to other persons without the consent of Optionor by providing written notice of such assignment and the name and address of such assignee to the Optionor prior to the time of exercise. Notwithstanding the foregoing, no portion of this Option may be assigned to any person unless the person signs a written acknowledgment of all of the terms and conditions hereof, including those contained in Paragraph 9. Said assignments shall only be made to an aggregate number of three persons or less, all of whom must be sophisticated investors.

  10. Nonpublic Nature of Transaction. The grant of this option did not involve any public solicitation or advertisement and was privately negotiated on an arms-length basis. The Optionee is a sophisticated investor with substantial experience in the securities industry. The Option is acquired for investment purposes for the Optionee's own account and not for public distribution. The Option will not be assigned or distributed except by registration under the Securities Act of 1933 (the "Act") or an exemption therefrom. The Optionee understands that the grant of the Option is not a registered transaction and the Option is "Restricted Security."

  11. Disclosure Obligations. Optionee must take all steps reasonably required to assure that the shareholders of the Company, the public and the financial community is informed with regard to the existence of this Option and the relevant terms hereof.

  12.  Notices.   Any notices required or permitted to be given hereunder
shall be sufficient if mailed, postage prepaid, to the respective parties at the addresses set forth below.

  13. Construction. This agreement shall be construed and interpreted in accordance with the laws of the State of Utah.

  14. Default. In event of any default hereunder, the non-defaulting party shall be entitled to reimbursement of all costs including reasonable attorneys fees, incurred in enforcing this agreement, whether with or without suit.

  15. Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

  16. Counterparts. This agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

  17. Binding Effect. This agreement shall be binding upon and inure to the benefit of the respective parties and their heirs, successors and assigns.

  IN WITNESS WHEREOF, the parties have executed this agreement to be effective as of the day and year first above written.

                           Names and Addresses of Optionor:

                           Diane Nelson
                           1083 East Luetta No. B
                           Salt Lake City, Utah 84125


                           __________________________________
                           Signature

                           Name and Address of Optionee:

                           Amber Blum
                           8510 South State Street
                           Midvale, Utah 84047


                           By:
                             Its:____________________________